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                          MT INVESTORS INC.

                      FORM OF GMC SUBSCRIPTION AGREEMENT

                  AGREEMENT made as of [Date] by and between MT
Investors Inc., a Delaware corporation (the "Corporation"), and [Name] (the "Subscriber").

                  WHEREAS, the Corporation has agreed to acquire all of the issued and outstanding stock or other equity interests and certain indebtedness of the entities comprising the Mettler-Toledo Group (collectively, "Mettler-Toledo") of AG Fur Prazisionsinstrumente Greifensee, Switzerland ("Seller"), pursuant to that certain Stock Purchase Agreement, dated as of April 2, 1996, among Seller, Ciba-Geigy AG and the Corporation (the "Purchase Agreement"); and

                  WHEREAS, at the Closing referred to herein, the authorized capital stock of the Corporation will consist of 2,233,117 shares of Class A Common Stock (the "Class A Stock"), 10,000 shares of Class B Common Stock (the "Class B Stock") and 532,859 shares of Class C Common Stock (the "Class C Stock"), all with par value $.01 per share, with the respective terms and provisions set forth in the proposed form of Restated Certificate of Incorporation and Amendment to Restated Certificate of Incorporation of the Corporation, which, together with the By-Laws of the Corporation, are attached hereto as Exhibit A; and


                  WHEREAS, in connection with, and in order to provide part of the funds for, the acquisition of Mettler-Toledo, the Corporation proposes to issue and sell (i) 1,200,000 shares of Class A Stock pursuant to subscription agreements to be entered into with stockholders of AEA Investors Inc. ("AEA") and certain personnel of AEA (the "Participants' Subscription Agreements"), (ii) 95,000 shares of Class A Stock, 500 shares of Class B Stock and 26,643 shares of Class C Stock to Ciba-Geigy AG pursuant to a subscription agreement (the "Ciba Subscription Agreement"), (iii) 455,000 shares of Class A Stock and 130,001 shares of Class C Stock to certain other investors pursuant to subscription agreements (the "Investors' Subscription Agreements"), (iv) approximately 24,157 shares of Class A Stock and approximately 6,902 shares of Class C Stock to members of middle management of Mettler-Toledo or any of its affiliates pursuant to subscription agreements (the "Middle Management Subscription Agreements"),
(v) approximately 70,000 shares of Class A Stock and approximately 20,000 shares of Class C Stock to other employees of Mettler-Toledo or any of its affiliates pursuant to subscription agreements (the "Employee Subscription Agreements,") and (vi) approximately 53,489 shares of Class A Stock and approximately 15,282 shares of Class C Stock to members of senior management of Mettler-Toledo or any of its affiliates pursuant to this Agreement and subscription agreements similar to this Agreement (the "Other GMC Subscription Agreements," and, together with the Participants' Subscription Agreements, the Ciba Subscription Agreement, the Investors' Subscription Agreements, the Middle Management Subscription Agreements and the Employee Subscription Agreements, the "Other Subscription Agreements"); and


                  WHEREAS, the Subscriber wishes to purchase at the Closing "Class_A_Shares" shares of Class A Stock for $100 per share, in cash, and "Class_C_Shares" shares of Class C Stock for approximately $.03 per share, in cash, and thereby make an investment in the Corporation and the Corporation wishes to issue and sell the same to the Subscriber, upon the terms and conditions hereinafter set forth;


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                  NOW, THEREFORE, the parties agree as follows:

                  Section 1. Agreement to Sell and Purchase Securities. The Corporation agrees to sell to the Subscriber, and the Subscriber subscribes and agrees to pay for, upon the terms and conditions hereinafter set forth, "Class_A_Shares" shares of the Class A Stock, at a purchase price of $100 per share, and "Class_C_Shares" shares of the Class C Stock, at a purchase price of approximately $.03 per share. The shares of the Class A Stock and the Class C Stock to be purchased by the Subscriber pursuant to this Agreement are hereinafter sometimes referred to as the "Shares."


                  Section 2. Closing. The issuance and delivery of the Shares to the Subscriber, and all other transactions contemplated hereby and under the Purchase Agreement shall take place at a closing (the "Closing") at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 at 10:00 a.m., New York time, on or about October 15, 1996 or at such other place or such other time or date as the Corporation and the Subscriber may agree in writing. At the Closing, the Subscriber shall pay for the Shares in immediately available funds or by such other form of payment acceptable to the Corporation and the Corporation will issue and deliver to him certificates for the Shares being purchased by him. The time and date at and upon which the Closing occurs is herein called the "Closing Date."

                  Section 3. Representations and Warranties by the Corporation. The Corporation represents and warrants to the Subscriber that:

                  (a) At the time of the Closing, the Corporation will own all of the issued and outstanding shares of stock of Mettler-Toledo Holding Inc. ("Holding"); and none of the Corporation or Holding will have carried on any business or had any revenues or income. The Corporation will not have any liabilities of any nature whatsoever, except for (i) the expenses which it has paid or incurred in connection with its incorporation, organization and financing, and for legal and audit services and any other miscellaneous expenses incident to its pre-operating period; (ii) the transactions under the Other Subscription Agreements; and (iii) liability relating to the acquisition of Mettler-Toledo.

                 (b) The Corporation has delivered to the Subscriber a copy of the confidential memorandum entitled "Executive Summary Concerning the Acquisition of the Entities Comprising the Mettler-Toledo Group by MT Investors Inc. - September 1996" (the "Memorandum") and the Preliminary Prospectus, dated September 16, 1996, which forms a part of the Registration Statement on Form S-1 filed by MT Acquisition Corp. ("Acquisition") and Holding with the Securities and Exchange Commission with respect to the offering of the debt securities of Acquisition.

                  (c) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority for the transactions contemplated by this Agreement.

                  (d) In addition to the shares of the Class A Stock, the Class B Stock and the Class C Stock being purchased pursuant to this Agreement and the Other Subscription Agreements, the only other shares of any class of stock of the Corporation which are and/or will be outstanding at the date of issuance of the Shares are 9,500 shares of the Class B Stock and 333,358 shares of the Class C Stock, all of which have been duly and validly issued for nominal consideration. All of the outstanding shares of the Class B Stock will be owned by AEA and its management employees and/or certain of its stockholders and Ciba-Geigy AG and all of the outstanding shares of the Class C Stock as


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of the date of issuance of the Shares will be owned by the subscriber under this Agreement and the Other Subscription Agreements, AEA, AEA stockholders and management employees of AEA or their associates.

                  (e) The Corporation has full power and authority to enter into this Agreement, and to issue and deliver the Shares and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary corporate action. The execution and performance of this Agreement does not, and the issuance of the Shares will not, violate any provision of any applicable law or the Restated Certificate of Incorporation or the By-Laws of the Corporation or any agreement or instrument by which it is bound and will not result in the creation of any encumbrance or charge upon any of its assets. This Agreement constitutes the valid and legally binding obligation of the Corporation, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                  (f) Shares of the Class A Stock and the Class C Stock, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

                  (g) Except as described in the Preliminary Prospectus, there is no action, proceeding or investigation pending or, to the knowledge of the Corporation, threatened, nor is there any basis, to its knowledge, for any action, proceeding or investigation, against it or any of its properties or assets.

                  Section 4. Representations and Warranties of Subscriber. The Subscriber for himself represents, warrants and agrees that:


                  (a) The Subscriber is acquiring the Shares to be acquired by him hereunder for his own account, for investment and not with a view to the sale or distribution thereof, nor with any present intention of distributing or selling the same; subject, nevertheless, to any requirement of law that the disposition of property shall at all times be within the Subscriber's control.

                  (b) The Subscriber will not sell, assign, transfer, pledge, or otherwise dispose of any of the Shares acquired by him hereunder unless and until the same are registered under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities law, or an exemption from such registration is available, and until the Corporation shall have received a written opinion of counsel to the Corporation that the disposition is in compliance with the requirements of the Securities Act and any applicable state securities law.

                  (c) The Subscriber acknowledges and agrees that the Shares will contain an appropriate legend restricting the transfer thereof. The Shares are not registered under the Securities Act, and except as expressly provided in
Section 6 of this Agreement, the Subscriber will have no right to require such registration and must bear the economic risk of the Subscriber's investment for an indefinite period of time. There is not now and there may never be any public market for the Shares, and the Subscriber cannot now and may never be able to avail himself of the benefits of Rule 144 adopted by the Securities and Exchange Commission with respect to the resale of the Shares.

                  (d) The Subscriber has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully his obligations hereunder. This Agreement has been duly executed and delivered and is


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the valid and binding obligation of the Subscriber enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. The execution and delivery of this Agreement by the Subscriber and the performance by the Subscriber of this Agreement in accordance with its terms and conditions will not (i) require the approval or consent of any other person, including without limitation the approval or consent of any governmental or regulatory body; or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any statute, regulation, order, judgment or decree applicable to the Subscriber, or any instrument, contract or other agreement to which the Subscriber is a party or by or to which the Subscriber is bound or subject.



                  (e) The Subscriber is an Executive Officer of the Corporation and is familiar with its business and prospects. The Subscriber has not relied on any information in the Memorandum or otherwise provided to Subscriber by AEA or its affiliates, regarding Mettler-Toledo, or its business and prospects, or the industries described therein, or on any financial projections or forecasts. The Subscriber acknowledges that the Corporation has offered to provide the Subscriber with such additional information about the business and financial condition of the Corporation, Mettler-Toledo, the transaction described in the Preliminary Prospectus and the Purchase Agreement, as the Subscriber may deem advisable or appropriate and that the Subscriber has either not requested any such additional information or has received such additional information as the Subscriber has requested.

                  (f) Subscriber acknowledges that he may have access to certain confidential, non-public and proprietary information (the "Confidential Information") concerning the Corporation and its subsidiaries and affiliates (the "Affiliates") and its officers, directors, shareholders, employees, agents and representatives and agrees that: (i) unless pursuant to prior written consent by the Corporation, the Subscriber shall not disclose any Confidential Information or the provisions of this Agreement or knowledge of this Agreement's existence to any person for any purpose whatsoever; (ii) the Subscriber shall treat as confidential all Confidential Information and shall take reasonable precautions to prevent unauthorized access to the Confidential Information;
(iii) the Subscriber shall not use the Confidential Information in any way detrimental to the Corporation or the Affiliates and shall use the Confidential Information for the exclusive purpose of effecting his duties of employment with the Corporation; and (iv) the Subscriber agrees that the Confidential Information obtained during his employment with the Corporation shall remain the exclusive property of the Corporation, and the Subscriber shall promptly return to the Corporation all material which incorporates, or is derived from, all such Confidential Information upon termination of his employment with the Corporation. Subscriber shall be responsible for any breach of the terms of this
Section 4(f) by any Permissible Transferee (as defined herein) of the Shares.

                  Section 5.  Books, Records and Reports.

                  (a) The Corporation shall cause to be kept on an appropriate basis, and each stockholder of the Corporation shall have access to, appropriate books, records and accounts. The books and records of the Corporation shall each be audited as of the end of each calendar year by a firm of independent public accountants of national standing selected by the Corporation.

                  (b) Within 90 days of the end of each fiscal year, the Corporation shall mail to each of its stockholders a report setting forth an audited balance sheet as at the


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end of such fiscal year and audited statements of income and source and use of funds for such fiscal year of the Corporation, and any other information the Corporation deems necessary or desirable. The
Corporation will furnish quarterly financial statements to its stockholders as requested.

                  (c) The Corporation also will furnish to each of its stockholders such other information as such stockholder may from time to time reasonably request.

                  Section 6.  Restrictions on Transfers.

                  6.01 Legend on Securities. Each stock certificate evidencing Shares issued pursuant to this Agreement, including any such stock certificates representing shares issued to subsequent transferees, shall (unless otherwise permitted by this Agreement) be stamped or otherwise imprinted with a legend or legends in substantially the following form:

                  "The securities represented hereby have not been registered under the Securities Act of 1933 and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with the requirements of such Act and until the Corporation shall have received the written opinion of counsel to the Corporation to that effect."

                  "The securities represented hereby are subject to restrictions on transfer contained in a Subscription Agreement, a copy of which is on file at the office of AEA Investors Inc."

                  Each stock certificate evidencing any of the shares described above in this Section 6.01 which bears the legend set forth above is hereinafter in this Section 6 referred to as a "Restricted Certificate."

                  6.02 Transfers. Each holder of a Restricted Certificate, by acceptance thereof, agrees, prior to any offer to sell, sale or other disposition of part or all of the securities evidenced by such Restricted Certificate, to give written notice to the Corporation of such holder's intention to effect such sale or other disposition. Each such notice shall describe the manner and circumstances of the proposed sale or other disposition in sufficient detail and may be accompanied by an opinion of counsel to such holder. Promptly upon receipt of such notice, the Corporation shall present a copy thereof (together with any accompanying opinion of counsel to such holder) to its counsel, and the following provisions shall apply:

                  (a) If, in the opinion of counsel to such holder, satisfactory in form and substance to the Corporation and its counsel, or if such notice was not accompanied by an opinion of counsel to such holder, then, if, in the opinion of counsel to the Corporation, the proposed sale or other disposition may be effected without registering the securities involved under the Securities Act, such holder shall, subject to Section 6.02 (c) below, be entitled to transfer such securities in accordance with the terms of the notice delivered to the Corporation. The Corporation will advise such holder, within 10 business days after submission of such notice, whether such holder is entitled to so transfer the securities. If such holder is entitled to so transfer, he shall submit the Restricted Certificate to the Corporation in proper form for transfer and accompanied by appropriate instruments of transfer. Such Restricted Certificate shall also be accompanied by an undertaking in writing by the transferee to be bound by all the terms of this Agreement. Each Restricted Certificate thus transferred (and each of the stock certificates evidencing any


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untransferred balance of the securities evidenced by such Restricted
Certificate) shall bear the restrictive legend set forth in Section 6.01 above, unless, in the opinion of both such counsel (or counsel to the Corporation if such holder did not present an opinion of his counsel), such legend is not required by the applicable provisions of the Securities Act.

                  (b) If in the opinion of either of such counsel (or counsel to the Corporation if such holder did not present an opinion of his counsel), the proposed sale or other disposition cannot be effected without registering the securities involved under the Securities Act, such holder shall not offer to sell, sell or otherwise dispose of such securities unless and until such securities have been registered under the Securities Act for such purpose or an exemption becomes available.

                  (c) Except as permitted by Sections 6.02(d) or pursuant to the "tag-along" rights provided to the Subscriber pursuant to Section 18, the Subscriber shall not, at any time from the date hereof until the fifth anniversary thereof (the "Restricted Period"), without the consent of the Corporation, transfer, sell, exchange, assign, pledge, or otherwise dispose of, by testamentary bequest, inter vivos transfer or otherwise (hereinafter referred to as a "transfer"), any Shares owned by him ("Restricted Shares").

                  (d) Notwithstanding any provision to the contrary contained in this Agreement and upon compliance with Section 6.02(a):


                           (i) The Subscriber may transfer Restricted Shares to:
              (1) a spouse or any lineal ancestor or descendant; (2) the trustee or trustees of a trust or trusts at any time established for the primary benefit of the Subscriber or the spouse or any lineal ancestor or descendant of the Subscriber, provided that each and every trustee who may vote any Restricted Shares shall be the Subscriber or a person referred to in this Section 6.02(d)(i) or a bank or trust company; (3) a partnership or partnerships, all of the general and limited partners of which are Subscribers and/or one or more of the persons referred to in this Section 6.02(d) (other than a bank or trust company); provided that, (x) any such trust or partnership shall have no terms inconsistent with the obligations of a Subscriber under this Agreement, and (y) as a condition of transfer, any Permissible Transferee shall execute and deliver to the Corporation an agreement in form and substance reasonably satisfactory to the Corporation pursuant to which the

              Permissible Transferee agrees to be bound by all of the provisions of this Agreement. Any person receiving any Restricted Shares in a transaction pursuant to this Section 6.02(d) is herein referred to as a "Permissible Transferee" with respect to such transaction. If any Restricted Shares are transferred to a Permissible Transferee, such Permissible Transferee shall take and hold such Restricted Shares, and such Restricted Shares shall be, subject to this Agreement and to the rights, obligations and restrictions provided herein with respect to the original Subscriber of such Restricted Shares as of the date of this Agreement, as if such Permissible Transferee were such original Subscriber.

                           (ii) Any transfer of Restricted Shares otherwise
              permitted by this Section 6.02 shall not be made unless in compliance with all applicable laws, including, without limitation, the securities laws of the United States and the states thereof.



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                  (e) No purported transfer of any Restricted Shares or the
shares represented by Restricted Certificates in violation of this Agreement shall be of any force or effect, and no such transfer shall be made or recorded on the books of the Corporation.

                  Section 7. Certain Consequences of Termination of Subscriber's Employment.


                  7.01 Termination Other than Death or Disability. In the event of the Subscriber's termination of employment at Mettler-Toledo or any of its affiliates for any reason other than for death or permanent disability, the Corporation shall have an option (a "Call Option") to purchase from the Subscriber and the Permissible Transferees of such Subscriber all (but not less than all) of the Subscriber's Shares which are evidenced by Restricted Certificates that are owned by the Subscriber and the Permissible Transferees of such Subscriber at a price per share equal to the fair market value of the Shares determined as of the date of repurchase by the Board of Directors of the Corporation in its sole discretion provided that if such termination is for cause, as determined under applicable law, the repurchase price shall be the lesser of said fair market value or the price paid by the Subscriber pursuant to
Section 1. If the Corporation desires to exercise the Call Option, it shall give written notice thereof to the Subscriber and the Permissible Transferees of such Subscriber within 60 days of the occurrence of the event giving rise to such Call Option; such Call Option shall expire if such notice is not given within such 60-day period. The Subscriber and the Permissible Transferees of such Subscriber shall deliver to the Corporation certificates representing the Shares, free and clear of all claims, liens, or encumbrances, together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Corporation on the third business day after notice has been given to the Subscriber, or at such other place and time and in such manner as may be mutually agreed to by the Subscriber and the Corporation. The proceeds from the purchase of the Shares pursuant to the Call Option (the "Call Option Proceeds") shall be paid by a check, which shall be delivered to the Subscriber at the closing of such purchase.

                  7.02 Termination of Call Option. All rights and obligations created pursuant to Section 7.01 shall be extinguished upon the earlier of (i) the fifth anniversary of this Agreement or (ii) an underwritten public offering by the Corporation of the outstanding capital stock of the Corporation.

                  7.03 Rights in the Event of Permanent Disability or Death. In the event of (i) the permanent disability of the Subscriber so that he is unable substantially to perform his services as an employee of Mettler-Toledo or any of its affiliates for an aggregate of 180 days during any twelve-month period or
(ii) the death of the Subscriber, the Subscriber or, in the event of death, the deceased Subscriber's administrator or executor, shall have the option (the "Subscriber Option"), exercisable by the giving of notice thereof to the Corporation within 120 days of the occurrence of the event giving rise to such Subscriber Option, which, in the case of permanent disability, shall mean the 180th day of inability to perform services as an employee of Mettler-Toledo or any of its affiliates, to sell to the Corporation, and the Corporation upon exercise of such Subscriber Option shall buy from the Subscriber or the deceased Subscriber's administrator or executor, as the case may be, all (but not less than all) of the Subscriber's Shares, at a price per share equal to the fair market value of the Shares determined as of the date of repurchase by the Board of Directors of the Corporation in its sole discretion. Such Subscriber Option shall expire if such notice is not given within such 120-day period. The Subscriber, or the deceased Subscriber's administrator or executor, shall deliver to the Corporation certificates representing the Shares, free and clear of all claims, liens, or


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encumbrances, together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Corporation on the third business day after notice has been given to the Corporation or at such other place and time and in such manner as may be mutually agreed to by the Subscriber, or the deceased Subscriber's administrator or executor, and the Corporation. The proceeds from the purchase of the Shares pursuant to the Subscriber Option (the "Subscriber Option Proceeds") shall be paid by a check, which shall be delivered to the Subscriber at the closing of such purchase. The obligations of the Corporation to purchase the Subscriber's Shares pursuant to this Section 7.03 shall be deferred during any period in which such purchase would not be permitted by applicable law or could cause the Corporation to be in default under any agreement to which it or its affiliates are a party.


                  7.04 Termination of Subscriber Option. All rights and obligations created pursuant to Section 7.03 shall be extinguished upon the earlier of (i) the fifth anniversary of this Agreement or (ii) an underwritten public offering by the Corporation of the outstanding capital stock of the Corporation.

                  Section 8.  Conditions of Closing.

                  8.01 The Corporation's Conditions. The obligation of the Corporation to issue the Shares to the Subscriber pursuant to this Agreement is subject to the fulfillment as of the Closing of the following conditions precedent:

                  (a) At the Closing, the representations and warranties of the Subscriber contained in Section 4 shall be true and correct with the same effect as if such representations and warranties had been made at and as of that time, and the Corporation shall have received a certificate to that effect, dated the Closing Date, and signed by the Subscriber.

                  (b) Simultaneously with the Closing, the Corporation or its assignee shall have acquired all of the issued and outstanding capital stock or other equity interests of, and certain indebtedness of, Mettler-Toledo, pursuant to the Purchase Agreement.

                  (c) Simultaneously with the Closing, various investors shall have purchased 1,200,000 shares of Class A Stock pursuant to the Participants' Subscription Agreements and up to 700,000 shares of Class A Stock, 500 shares of Class B Stock and up to 199,501 shares of Class C Stock pursuant to this Agreement and the Other Subscription Agreements, excluding the Participants' Subscription Agreements.

                  8.02 Subscriber's Conditions. The obligation of the Subscriber to purchase the Shares from the Corporation pursuant to this Agreement is subject to the fulfillment as of the Closing of the following conditions precedent:

                  (a) At the Closing, the representations and warranties of the Corporation contained in Section 3 shall be true and correct with the same effect as though such representations and warranties had been made at and as of that time, and the Subscriber shall have received a certificate to that effect, dated the Closing Date, and signed by an officer of the Corporation.

                  (b) Simultaneously with the Closing, the Corporation or its assignee shall have acquired all of the issued and outstanding capital stock or other equity interests of, and certain indebtedness of, Mettler-Toledo, pursuant to the Purchase Agreement.


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



                  (c) Simultaneously with the Closing, various investors shall have purchased 1,200,000 shares of Class A Stock pursuant to the Participants' Subscription Agreements and up to 700,000 shares of Class A Stock, 500 shares of Class B Stock and up to 199,501 shares of Class C Stock pursuant to this Agreement and the Other Subscription Agreements, excluding the Participants' Subscription Agreements.

                  (d) At the Closing, the Subscriber shall have received from Christine J. Smith, Esq., General Counsel of AEA, an opinion, dated the Closing Date, to the effect that:

                  (i) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority for the transactions contemplated by this Agreement;

                  (ii) The Shares to be issued hereunder, when they shall have been issued and sold pursuant to this Agreement, will have been validly issued and will be outstanding, fully paid and nonassessable;

                  (iii) The Corporation has the full power and authority to
              enter into this Agreement, to issue and deliver the Shares and to incur and perform the obligations to be incurred and performed by it, all as provided for herein;

                  (iv) This Agreement has been duly authorized by the
              Corporation and has been duly executed and delivered by it and, assuming due authorization, execution and delivery of this Agreement by the Subscriber, is a legal, valid and binding obligation of it, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles and except that no opinion is expressed with respect to indemnification for securities law liabilities;

                  (v) Based upon the representations contained herein and
              information furnished by the Corporation and by subscribers to the Corporation's stock, it is not necessary, in connection with the offer, sale and delivery of the Shares pursuant to this Agreement, to register the Shares under the Securities Act as then in effect;

                  (vi) The execution and performance of the Agreement does not, and the issuance by the Corporation of the Shares will not, either with the giving of notice or lapse of time or both, violate the Restated Certificate of Incorporation or the By-Laws of the Corporation or any agreement or instrument, known to such counsel, by which it is bound and will not result in the creation of any encumbrance or charge upon any of its assets; and

                  (vii) To the knowledge of such counsel, there is no action, proceeding or investigation pending or threatened against the Corporation or any of its properties or assets.



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                  Section 9. AEA Management Agreement. The Subscriber hereby acknowledges and agrees that, pursuant to a Management Agreement between AEA and Mettler-Toledo, AEA will receive management and other fees from Mettler-Toledo.

                  Section 10. Fees. The Corporation will pay, and save the Subscriber (other than solely in its capacity as a stockholder of this Corporation) harmless against all liability for the payment of, (i) all costs and expenses incurred by the Corporation in connection with the preparation of this Agreement and the Memorandum, the issue and sale of the Shares pursuant to this Agreement and the Corporation's performance of and compliance with all other agreements and conditions contained herein on its part to be performed or complied with; and (ii) the Corporation's delivering to the Subscriber by mail, insured as to the value thereof, the Shares purchased by the Subscriber. The Corporation further agrees that it will pay, and will save the Subscriber harmless from, any and all liability with respect to any stamp or similar taxes (other than transfer taxes) which may be determined to be payable in connection with the execution and delivery of this Agreement or any modification, amendment or alteration of the terms and provisions of this Agreement, and that it will similarly pay and hold the Subscriber harmless from all issue taxes in respect of the issuance of the Shares.

                  Section 11. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained in this Agreement shall survive the execution hereof and the delivery of the Shares.

                  Section 12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be signed by the Corporation and the Subscriber and all of which shall be deemed to be one and the same agreement binding upon the Corporation and the Subscriber.

                  Section 13. Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by registered or certified mail, return receipt requested, to the Corporation at its principal place of business, or to the Subscriber at the addresses set forth opposite his name below or such other address as the Subscriber shall have given to the Corporation for such purpose. Notice shall be deemed to have been effectively given when mailed by certified mail, return receipt requested, to the proper address or delivered in person.

                  Section 14. Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the terms or provisions hereof waived, except pursuant to the written consent of the Corporation and the Subscriber.

                  Section 15. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.


                  Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed entirely within such State.

                  Section 17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto, whether so expressed or not. In addition, whether or not any express assignment shall have been made, the provisions of this Agreement shall also be binding upon, for the benefit of, and enforceable by any subsequent holder of any of the Shares other than a holder who acquired his shares in a transaction for which a Registration

Statement under the Securities Act was effective at the time or in a sale complying with Regulation A or Rule 144 of the Securities and Exchange Commission.

                  Section 18. Tag-Along. In the event that, before securities of the Corporation first have been sold pursuant to a Registration Statement under the Securities Act, the holders of the Class A Stock subscribed for under the Participants' Subscription Agreements (the "Participants' Shares") sell all or substantially all of the outstanding Participants' Shares in a single private transaction or series of related private transactions, the Subscriber under this Agreement shall be afforded the opportunity to sell, in the same transaction or transactions, at the same price and on the same terms, the same proportion of the total number of shares of the Class A Stock owned by such Subscriber as the number of shares of Class A Stock of the Participants' Shares being sold bears to the total number of then outstanding shares of Class A Stock of the Participants' Shares.

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                           MT INVESTORS INC.
                                           c/o AEA Investors Inc.
                                           65 East 55th Street
                                           New York, New York  10022


                                           By:_________________________________
                                              Vice President


                                           SUBSCRIBER


                                           ____________________________________
                                           [Name]



                                           Address:


                                           ____________________________________


                                           ____________________________________


                                           ____________________________________